EXHIBIT 1
                            ---------

                 COAST FINANCIAL HOLDINGS, INC.

                    2006 Stock Incentive Plan


                            ARTICLE I
                            The Plan
                            --------

     1.1   Establishment of the Plan.  Coast Financial  Holdings,
Inc.,   a   Florida   corporation  (the  "Corporation"),   hereby
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establishes  the  "Coast  Financial  Holdings,  Inc.  2006  Stock
Incentive  Plan"  (hereinafter referred to as the  "Plan").   The
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Plan  permits the grant of incentives in the form of Nonqualified
Stock   Options,  Incentive  Stock  Options,  Stock  Appreciation
Rights,   Restricted  Stock,  Restricted  Stock  Units,   or   an
Unrestricted  Stock Award, and any combination  thereof.   Unless
otherwise  defined,  all  capitalized  terms  have  the   meaning
ascribed to them in Article II.

     1.2   Purpose.   The purpose of the Plan is to  advance  the
interests of the Corporation and its shareholders by offering officers, employees, and directors incentives that will promote the identification of their personal interests with the long-term financial success of the Corporation and with growth in shareholder value. The Plan is designed to strengthen the Corporation's ability to recruit, attract, and retain, highly qualified managers and staff, and qualified and knowledgeable independent directors capable of furthering the future success of the Corporation by encouraging the ownership of Shares (as defined below) by such employees and directors and to strengthen the mutuality of interest between employees and directors, on one hand, and the Corporation's shareholders, on the other hand. The equity investments granted under the Plan are expected to provide employees with an incentive for productivity and to provide both employees and directors with an opportunity to share in the growth and value of the Corporation.

                           ARTICLE II
                           Definitions
                           -----------

     As used in this Plan, unless the context otherwise requires, the following capitalized terms are defined as follows:

     2.1   "Additive SARs" shall have the meaning  set  forth  in
Section 7.1(b) of this Plan.

     2.2 "Award" shall mean any award under this Plan of any Stock Option, SAR, Restricted Stock, or RSU. Each separate grant of Stock Options, SARs, Restricted Stock, RSUs, or Unrestricted Stock, to an Employee or a Director, and each group of Stock Options, SARs, Restricted Stock, RSUs, or Unrestricted Stock which mature on a separate date is treated as a separate Award.

     2.3 "Award Agreement" means the written agreement between the Corporation and a Participant implementing the grant of, and evidencing and reflecting the terms of, an Award.

     2.4 "Board" or "Board of Directors" means the Board of Directors of the Corporation, as constituted from time to time.

     2.5 "Cause" means a determination by the Board of Directors that a Participant has: (a) engaged in any type of disloyalty to the Corporation, including without limitation fraud, embezzlement, theft, or dishonesty in the course of his or her


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employment or service, or has otherwise breached a duty  owed  to the Corporation, (b) been convicted of a misdemeanor involving moral turpitude or a felony, (c) pled nolo contendere to a
felony,   (d)  disclosed  trade  secrets,  customer  lists,    or
confidential information of the Corporation to unauthorized parties, except as may be required by law, or (e) materially breached any material agreement with the Corporation, unless such agreement was materially breached first by the Corporation.

     2.6  "Change of Control" shall have the meaning set forth in
Section 9.2 of this Plan.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. Reference to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule, or regulation.

     2.8 "Committee" means the committee appointed by the Board in accordance with Section 3.1 of the Plan, if one is appointed, to administer this Plan. If no such committee has been appointed, the term Committee shall refer to the Board of Directors.

     2.9 "Common Shares" or "Shares" means the common shares, $5.00 par value per share, of the Corporation.

     2.10 "Corporation" shall mean Coast Financial Holdings, Inc.
or any successor thereto as provided in Section 13.8 hereto.

     2.11 "Date of Exercise" means the date on which the Corporation receives notice of the exercise of a Stock Option in accordance with the terms of Section 6.9 of this Plan, of a SAR in accordance with the terms of Article VII of this Plan.

     2.12 "Date of Grant" or "Award Date" shall be the date on which an Award is made by the Committee under this Plan. Such date shall be the date designated in a resolution adopted by the Committee pursuant to which the Award is made; provided, however, that such date shall not be earlier than the date of such resolution and action thereon by the Committee. In the absence of a date of grant or award being specifically set forth in the Committee's resolution, or a fixed method of computing such date, then the Date of Grant or Award Date shall be the date of the Committee's resolution and action.

     2.13 "Director" means any person who is a member of the Board of Directors of the Corporation or any of its Subsidiaries.

     2.14 "Employee" means any person who is an officer or full-time employee of the Corporation or any of its Subsidiaries and who receives from it regular compensation (other than pension, retirement allowance, retainer, or fee under contract). An Employee does not include independent contractors or temporary employees.

     2.15  "Exchange  Act" means the Securities Exchange  Act  of
1934, as amended from time to time.

     2.16 "Exercise Period" means the period during which a Stock
Option or a SAR may be exercised.

     2.17 "Exercise Price" means the price for Shares at which a Stock Option may be exercised.


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     2.18  "Fair  Market Value" of a Common Share on a particular date  shall be the closing price for a Common Share as quoted  on
the   National   Association  of  Securities  Dealers   Automated
Quotation System National Market ("Nasdaq-NMS"), or any other national securities exchange on which the Common Shares are listed (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source selected by the Committee), or if there is no trading on that date, on the next preceding date on which there were reported share prices. If the Common Shares are quoted on any other inter-dealer quotation system (but not quoted by Nasdaq-NMS or any national securities exchange), then the Fair Market Value per Common Share on a particular date shall be the mean of the bid and asked prices for a Common Share as reported in the Wall Street Journal or, if not reported thereby, any other authoritative source selected by the Committee. If the Common Shares are not quoted by the Nasdaq-NMS or any other inter-dealer quotation system, and are not listed on any national securities exchange, then the "Fair Market Value" of a Common Share shall be determined by the Committee pursuant to any reasonable method adopted by it in good faith for such
purpose.   In  the  case  of an Incentive Stock  Option,  if  the
foregoing  method  of  determining  the  fair  market  value   is
inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with the Code and shall mean the value as so determined. In the case of all other Awards, if the foregoing method of determining the fair market value would result in a current inclusion in gross income under Section 409A of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with
Section 409A of the Code in order to avoid the current inclusion in gross income and shall mean the value as so determined.

     2.19 "Freestanding SARs" shall have the meaning set forth in
Section 7.1(c) of this Plan.

     2.20  "Incentive  Stock  Option" or "ISO"  means  any  Stock
Option awarded under this Plan intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     2.21 "Non-Employee Director" shall have the meaning as set forth in, and interpreted under, Rule 16b-3(b)(3) promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC.

     2.22 "Nonqualified Stock Option" means any Stock Option awarded under this Plan which is not an Incentive Stock Option.

     2.23 "Participant" means each Employee or Director to whom an Award has been granted under this Plan.

     2.24  "Payment Share" shall have the meaning  set  forth  in
Section 6.9(b) of this Plan.

     2.25   "Person"  shall  mean  an  individual,   partnership,
corporation, limited liability company or partnership, trust, joint venture, unincorporated association, or other entity or association.

     2.26  "Plan" means this Coast  Financial Holdings, Inc. 2006
Stock Incentive Plan as defined in Section 1.1 hereof.

     2.27  "Related Option" means an Incentive Stock Option or  a
Nonqualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

     2.28 "Restricted Period" shall have the meaning set forth in
Section 8.3(b) of this Plan.

     2.29 "Restricted Stock" shall mean the Common Shares issuable pursuant to a Participant pursuant to Article VIII of this Plan.


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     2.30  "Restricted Stock Unit" or "RSU" shall mean the right, as described in Section 8.6 of the Plan, to receive an amount, payable in either cash or Common Shares, equal to the value of a specified number of Common Shares.

     2.31 "RSU Vesting Period" shall have the meaning set forth in Section 8.7 of this Plan.

     2.32 "SEC" means the Securities and Exchange Commission.

     2.33 "Securities Act" means the Securities Act of 1933, as amended from time to time.

     2.34 "Stock Appreciation Right" or "SAR" means an Award designated as a Stock Appreciation Right granted to a Participant pursuant to Article VII of this Plan.

     2.35  "Stock  Option" means any Incentive  Stock  Option  or
Nonqualified Stock Option to purchase Common Shares that are awarded under this Plan.

     2.36 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Corporation organized under the laws of the United States or any other jurisdiction that the Board of Directors designates, in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns more than 50% of the total combined voting power of all classes of stock in one of the other corporation in such chain.

     2.37  "Tandem  SARs"  shall have the meaning  set  forth  in
Section 7.1(a) of this Plan.

     2.38 "Toomey Affiliates" shall have the meaning set forth in
Section 9.2(a) of this Plan.

     2.39 "Unrestricted Stock Award" means an Award of Shares pursuant to Section 8.9 of this Plan.

     2.40 "Voting Securities" shall have the meaning set forth in Section 9.2(a) of this Plan.



                           ARTICLE III
                   Administration of the Plan
                   --------------------------

     3.1 The Committee. This Plan shall be administered by the Committee, subject to such terms and conditions as the Board may prescribe from time to time. Pursuant to applicable provisions of the Corporation's Articles of Incorporation, as amended, and Bylaws, the Committee, which shall be appointed by the Board, shall consist of no fewer than three (3) members of the Board. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), and appoint new members, fill vacancies however caused, and remove all members and thereafter directly administer the Plan. During such times as the Corporation's Common Shares are registered under the Exchange Act, all members of the Committee shall be: (a) "independent directors" as that terms is defined under Rule 4200 of the NASD Marketplace Rules, and (b) "outside directors" as defined under Section 162(m)(4)(C)(i) of the Code.

     3.2 Duties and Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall have all the power and authority to, and shall be authorized to take any and


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all  actions required, necessary, or desirable to administer  the
Plan. In addition to any other powers, subject to the provisions of the Plan, the Committee shall have the following powers:

          (a) to select the Employees and Directors to whom Awards may from time to time be granted pursuant to this Plan;

          (b)  to determine all questions as to eligibility;

          (c) to determine the number of Common Shares to be covered by each Award granted under this Plan;

          (d)    subject   to  the  limitations  set   forth   in
Section 4.1 of this Plan, to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, SARs, RSUs, Restricted Stock and Unrestricted Stock Awards, or any combination thereof, are to be granted or awarded hereunder;

          (e) to determine the terms and conditions (to the extent not inconsistent with this Plan) of any Award granted hereunder, all provisions of each Award Agreement, which provisions need not be identical (including, but not limited to, the Exercise Price, the Exercise Period, any restriction or limitation, or any vesting schedule or acceleration thereof, regarding any Stock Option or other Award and the Common Shares relating thereto, based on such factors as the Committee shall determine, in its sole discretion);

          (f) to determine whether, and to what extent, and under what circumstances grants of Stock Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other cash awards made by the Corporation outside of this Plan;

          (g) to determine whether and under what circumstances a
Stock  Option may be settled in cash, Common Shares  (other  than
Restricted   Stock),  through  a  cashless   exercise,   or   any
combination thereof under Section 6.8 of this Plan.

          (h) to determine whether, and to what extent, and under what circumstances Common Shares or cash payments under this Plan shall be deferred either automatically or at the election of the Participant; provided, however, that any such deferral shall comply with the requirements and conditions of Section 409A of the Code as to avoid the current inclusion in gross income the amount being deferred;

          (i) to accelerate the vesting or Date of Exercise of any Award, or to waive compliance by a holder of an Award of any obligation to be performed by such holder or the terms and conditions of an Award;

          (j) to prescribe, amend, waive, or rescind rules, regulations, agreements, guidelines, procedures, and instruments which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan;

          (k) to construe and interpret the provisions of the Plan or any Award Agreement;

          (l) to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant;

          (m) require, whether or not provided for in the pertinent Award Agreement, of any person exercising a Stock Option or otherwise receiving an Award, at the time of such exercise or receipt, the making of any representations or


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agreements  that  the Board of Directors or  Committee  may  deem necessary or advisable in order to comply with the securities laws of the United States or of any applicable jurisdiction;

          (n) to delegate to an appropriate officer of the Corporation the authority to select Employees for Awards and to recommend to the Committee the components of the Award to each, including vesting requirements, subject in each case to final approval by the Committee of the selection of the Employee and the Award;

          (o) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate an Award or to take such other actions as may be necessary or appropriate with respect to the Corporation's rights pursuant to Awards or agreements relating to the Awards or the exercise thereof; and

          (p) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     3.3 Awards to Members of the Committee. Each Award granted to a Director or members of the Committee shall be approved by the entire Board of Directors (rather than just a committee thereof) and shall be evidenced by minutes of a meeting or the written consent of the Board of Directors and an Award Agreement.

     3.4 Requirements Relating to Section 162(m) of the Code. Any provision of this Plan notwithstanding: (a) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee determines otherwise; (b) the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not qualify; and (c) any provision of the Plan that would prevent the Committee from exercising the authority referred to in Section 3.4(b) of this Plan or that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out the Committee's intention and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

     3.5    Decisions   Final  and  Binding.   Unless   otherwise
determined by the Board of Directors, all decisions, determinations, and actions taken by the Committee, and the interpretation and construction of any provision of the Plan or any Award Agreement by the Committee shall be final, conclusive, and binding on all parties concerned, including the Corporation, its shareholders and any Person receiving an Award under the Plan.

     3.6 Limitation on Liability. Notwithstanding anything herein to the contrary, except as otherwise provided under applicable Florida law, no member of the Board of Directors or of the Committee shall be liable for any good faith determination, act, or failure to act in connection with the Plan or any Award hereunder.


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                           ARTICLE IV
                   Shares Subject to the Plan
                   --------------------------

     4.1  Number of Shares.

          (a) Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares that may be issued under this Plan shall not exceed 405,000 Shares, which Shares shall be authorized but unissued Shares. Any of the authorized Shares may be used for any of the types of Awards described in the Plan. Stock Options awarded under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee.

          (b) Subject to Section 4.4, the maximum aggregate number of Common Shares that may be awarded and issued under the Plan to any one Participant shall be 40,500 Common Shares. Except as provided in Section 4.2 and 4.3 of this Plan, Shares issued upon the exercise of an Award granted pursuant to the Plan shall not again be available for the grant of an Award hereunder.

     4.2   Determination of Shares Remaining Available Under  the
Plan.   The  following shall apply in determining the  number  of
Shares remaining available for grant under this Plan:

           (a) In connection with the granting of a Stock Option or other Award, the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Stock Option or Award is granted or denominated; provided, however, that where a SAR is settled in Common Shares, the number of Shares available for issuance under this Plan shall be reduced only by the number of Shares issued in settlement.

           (b) If any Stock Option is exercised by tendering previously acquired Common Shares to the Company as full or partial payment of the Exercise Price, the number of Shares available for issuance under this Plan shall be increased by the number of Common Shares so tendered.

           (c) Whenever any outstanding Stock Option or other Award (or portion thereof) is settled in cash or shall expire, lapse, be cancelled, or is otherwise terminated for any reason, without having been exercised or payment having been made in respect of the entire Stock Option or Award, the Shares allocable to the expired, lapsed, cancelled, settled or otherwise terminated portion of the Stock Option or other Award may again be the subject of a Stock Option or other Awards granted under this Plan.

     4.3  Capital Adjustments.

          (a)    If   by   reason  of  a  merger,  consolidation,
reorganization, recapitalization, combination of Shares, stock split, reverse stock split, stock dividend, separation (including a spin-off or split-off), or other such similar event, the number of outstanding Shares of the Corporation are increased, decreased, changed into, or been exchanged for a different number or kind of shares, or if additional shares or new and different shares are issued in respect of such Shares, the Committee in its sole discretion may adjust proportionately: (i) the aggregate maximum number of Shares available for issuance under the Plan;
(ii) the aggregate maximum number of Shares or SARs for which Awards can be granted to any one Participant; (iii) the number and class of Shares covered by outstanding Awards denominated in Shares or units of Shares, (including, but not limited to, Awards of Restricted Stock); (iv) the Exercise Price and grant prices related to outstanding Awards; and (v) the appropriate Fair Market Value and other price determinations for such Awards.

          (b) In the event of any other change in corporate structure affecting the Common Shares or any distribution (other than normal cash dividends) to holders of Common Shares, such adjustments in the number and kind of shares and the exercise, grant, or conversion prices of the affected Awards as may be deemed equitable by the Committee shall be made to give proper effect to such event.

          (c) In the event of a corporate merger, consolidation, or acquisition of property or stock, separation (including spin-offs and split-offs), reorganization or liquidation, the Committee shall be authorized to cause the Corporation to issue or assume stock options, whether or not in a transaction to which
Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate maximum number of Shares available for issuance under Section 4.1 of the Plan will be increased to reflect such substitution or assumption.

          (d) Notwithstanding anything to the contrary herein, no fractional Shares will be issued and delivered under this Plan. If any adjustment made pursuant to this Article IV would result in the possible issuance of fractional Shares under any then-outstanding Award, the Committee may adjust the outstanding Awards so as to eliminate fractional Shares.

          (e)   Any  adjustment  to  be  made  with  respect   to
Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

                            ARTICLE V
                           Eligibility
                           -----------

     Awards may be made to any Employee or Director, except  that
(a) only Employees (including Employees who also serve as Directors) may receive Incentive Stock Options, and (b) the grant of Awards to Directors must comply with Section 3.3. A Participant who has been granted an Award may be granted additional Awards; provided, however, that grants of Awards to individual Participants are subject to the limitations in Section 4.1.

                           ARTICLE VI
                          Stock Options
                          -------------

     6.1 Stock Options. Each Stock Option granted alone or in addition to other Awards granted under this Plan shall be either an Incentive Stock Option or a Nonqualified Stock Option.

     6.2  Grant of Stock Options.

          (a) Subject to the terms and provisions of this Plan, the Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both kinds of Stock Options. Subject to
Section 4.1 and Article V, the Committee has complete and sole discretion in determining the number of Shares subject to Stock Options to be granted to a Participant; provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which a Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified under
Section 422 of the Code and the rules and regulations promulgated thereunder. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time and manner of its exercise or otherwise), such Stock Options or portion thereof which does not qualify shall constitute a Nonqualified Stock Option. Stock Options granted at different times need not contain similar provisions.


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          (b)   Non-Employee Directors only may be granted  Stock
Options  under  this  Article  VI which  are  Nonqualified  Stock
Options.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consents of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

     6.4 Award Agreement. Each Stock Option granted under this Plan shall be evidenced by a an Award Agreement between the
Corporation  and the Participant in accordance with  Section  6.2 that specifies the Exercise Price, the Exercise Period, the number of Shares to which the Stock Option pertains, method of exercise and the form of consideration payable therefor, any vesting requirements, any conditions imposed upon the exercise of the Stock Options in the event of retirement, death, disability, or other termination of service, and such other provisions and conditions, not inconsistent with this Plan, as the Committee may determine. Each Award Agreement relating to a grant of Stock Options shall clearly specify whether the Stock Option is intended to be an Incentive Stock Option within the meaning of
Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

     6.5    Exercise  Price.   The  Exercise  Price   per   Share
purchasable under any Stock Option granted under this Plan shall be determined by the Committee at the Date of Grant, subject to the following limitations:

          (a) The Exercise Price of a Stock Option shall not be less than (i) 100% of the Fair Market Value of the Common Shares on the Date of Grant, or (ii) in the case of any Participant who is granted an Incentive Stock Option who, at the time of such grant, owns Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent corporation or Subsidiaries, the Exercise Price of the Incentive Stock Option shall not be less than 110% of the of the Fair Market Value of the Common Shares on the Date of Grant.

          (b)   In no event shall the Exercise Price of any Stock
Option be less than the par value of the Common Shares.

     6.6  No Repricing.  Except for adjustments made pursuant  to
Section 4.3, the Exercise Price for any outstanding Stock Option granted under this Plan may not be decreased after the Date of Grant nor may any outstanding Stock Option granted under this Plan be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price without the approval of the Company's shareholders.

     6.7 Exercise Period. The Exercise Period of each Stock Option granted shall be fixed by the Committee and shall be specified in the Award Agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the Award Date, and no Incentive Stock Option which is granted to any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent corporation or Subsidiaries, shall be exercisable after the expiration of five years from the Award Date.

     6.8 Exercise of Stock Options. Stock Options granted under the Plan shall be exercisable at such time or times and be subject to such terms and conditions as shall be set forth in the Award Agreement (as may determined by the Committee at the time of such grant), which need not be the same for all Participants. No Stock Option, however, shall be exercisable until the expiration of the vesting period, if any, set forth in the Award Agreement, except to the extent such vesting period is accelerated pursuant to Article IX of this Plan. To the extent that no vesting conditions are stated in the Award Agreement, the Stock Options represented thereby shall be fully vested at the Date of Grant.

     6.9  Method of Exercise.

           (a) Subject to the provisions of the Award Agreement, Stock Options may be exercised in whole at any time, or in part from time to time with respect to whole Shares only, during the Exercise Period by the delivery to the Corporation of a written notice of intent to exercise the Stock Option, in such form as the Committee may prescribe, setting forth the number of Shares with respect to which the Stock Option is to be exercised. The Exercise Price, which shall accompany the written notice of exercise, shall be payable to the Corporation in full (along with the taxes described in the last sentence of this Section 6.9) by the Participant who, if so provided in the Award Agreement, may:
(i) deliver cash or a check (acceptable to the Committee in accordance with guidelines established for this purpose) in satisfaction of all or any part of the Exercise Price; (ii) deliver, or cause to be withheld from the Stock Option, Shares (except for Restricted Shares) valued at Fair Market Value on the Date of Exercise in satisfaction of all or any part of the Exercise Price, or (iii) any combination of cash and Shares, or
(iv) any other consideration and method of payment permitted under any laws to which the Corporation is subject, in each such case as the Committee may determine. In addition to and at the time of payment of the Exercise Price, the Participant shall pay to the Corporation in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Participant resulting from the exercise.

           (b) If the Exercise Price is to be paid by the surrender of previously acquired and owned Common Shares, the Participant will make representations and warranties satisfactory to the Corporation regarding his title to the Common Shares used to effect the purchase (the "Payment Shares"), including without limitation, representations and warranties that the Participant has good and marketable title to such Payment Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions, and has full power to deliver such Payment Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a manner satisfactory to the Corporation. If such Payment Shares were acquired upon previous exercise of Incentive Stock Options granted within two years prior to the exercise of the Stock Option or acquired by the Participant within one year prior to the exercise of the Stock Option, such Participant shall be required, as a condition to using the Payment Shares in payment of the Exercise Price of the Stock Option, to acknowledge the tax consequences of doing so, in that such previously exercised Incentive Stock Options may have, by such action, lost their status as Incentive Stock Options, and the Participant may recognize ordinary income for tax purposes as a result. In no event can Restricted Stock be used as Payment Shares.

     6.10 Transfer Restrictions. Neither the Stock Options granted under the Plan nor any rights or interest in such Stock Options may be sold, pledged, hypothecated, assigned, or otherwise disposed of or transferred by such Participant, other than by will or by the laws of descent and distribution. Except as permitted by the Committee, during the lifetime of Participant to whom a Stock Option is granted, the Stock Options shall be exercisable only by him or her or, in the event of the Participant's permanent and total disability as determined by the Committee in accordance with applicable Corporation policies, by his or her legal representative.

     6.11 Termination of Stock Options. Subject to the applicable provisions of the Award Agreement and this Article VI, upon termination of a Participant's employment with the Corporation or its Subsidiaries for any reason, all stock options shall vest or expire in accordance with the terms and conditions established by the Committee at or after grant. Unless otherwise provided in the Award Agreement:

          (a) Termination by Death. If a Participant's employment or service with the Corporation or its Subsidiaries terminates by reason of death, then for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the end of the Exercise Period of such Award, whichever period is shorter, any Stock Option held by a Participant may be exercised by the legal representative of the estate or by a person who acquires the right to exercise such
Stock Option by bequest or inheritance, subject to the limitations of Section 6.12 with respect to Incentive Stock Options, to the extent that such Participant was entitled to exercise the Award at the date of such death.

          (b) Termination by Disability. If a Participant's employment or service with the Corporation or its Subsidiaries terminates by reason of permanent and total disability, as determined by the Committee in accordance with applicable Corporation personnel policies, then for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or service, or until the end of the Exercise Period of such Award, whichever is shorter, any Stock Option held by a Participant may be exercised by the
Participant, or his or her legal representative, subject to the limitations of Section 6.12 with respect to Incentive Stock Options, to the extent that such Participant was entitled to exercise the Award at the date of such termination; provided, however, that, if the Participant dies within such one year period (or such other period as the Committee may specify at grant), then for a period of one year from the date of death or until the end of the Exercise Period of such Award, whichever period is shorter, any unexercised Stock Options held by such Participant shall thereafter be exercisable to the extent to which they were exercisable at the time of such termination due to disability. In the event of termination of employment by reason of permanent and total disability, as determined by the Committee in accordance with applicable Corporation personnel policies or that of its Subsidiaries, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code (currently one year from such termination), such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (c) Termination by Retirement. If a Participant's employment or service with the Corporation or its Subsidiaries terminates by reason of normal or late retirement under any retirement plan of the Corporation or its Subsidiaries or, with the consent of Committee, then for a period of three months (or such other period as the Committee may specify at grant) from the date of such termination of employment or service, or until the end of the Exercise Period of such Award, whichever is shorter, any Stock Option held by a Participant may be exercised by the
Participant, or his or her legal representative, subject to the limitations of Section 6.12 with respect to Incentive Stock Options, to the extent that such Participant was entitled to exercise the Award at the date of such termination; provided, however, that, if the Participant dies within such three month period, then for a period of one year from the date of death or until the end of the Exercise Period of such Award, whichever period is shorter, any unexercised Stock Options held by such Participant shall thereafter be exercisable to the extent to which they were exercisable at the time of such retirement. In the event of termination of employment by reason of retirement pursuant to any retirement plan of the Corporation or its Subsidiaries or with the consent of the Committee, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code (currently three months from such termination), such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (d) Other Termination of Employee. Unless otherwise determined by the Committee at or after grant and except as provided in Section 9.1 hereof, if a Participant's employment by the Corporation or its Subsidiaries terminates for any reason other than death, disability, or retirement covered by Sections
6.10 (a), (b), or (c) of this Plan: (i) any Stock Options that were not exercisable at the date of such termination (which date shall be determined by the Committee in its sole discretion) will expire automatically, and (ii) any Stock Options exercisable on the date of termination will remain exercisable only for the lesser of three months or the balance of such Exercise Period of such Stock Option; provided, however, that the Participant was not involuntarily terminated by the Corporation or its Subsidiaries for Cause. If the Participant dies within such three month period (or such other period as the Committee may specify at grant), then for a period of one year from the date of death or until the end of the Exercise Period of such Stock Option, whichever period is shorter, any unexercised Stock Options held by such Participant shall thereafter be exercisable to the extent to which they were exercisable at the time of such termination. Notwithstanding any other provision of this Plan except for Section 9.1 hereof, upon termination of a Participant's employment with the Corporation or any of its Subsidiaries for Cause, all of the Participant's unexercised Stock Options will terminate immediately upon the date of such termination (which date shall be determined by the Committee in its sole discretion) and the Participant shall forfeit all Shares for which the Corporation has not yet delivered share certificates to the Participant. In such event, the Corporation shall refund to the Participant the Exercise Price paid to it, if any, in the same form as it was paid (or in cash at the Corporation's discretion). The Corporation may withhold delivery of share certificates pending resolution of any inquiry that could lead to a finding that a termination of a Participant's employment was for Cause.

          (e) Non-Employee Director Resignation or Termination of Service. Except as covered by Sections 6.11(a), (b), or (c) of this Plan, if a Participant serving as a Non-Employee Director terminates his or her service by resigning from the Board of Directors or by failing to run for election to an additional term as a Director after being offered nomination for an additional term by a nominating or similar committee of the Board of
Directors (or in lieu of such committee, by the entire Board of Directors), then (i) any Stock Options that were not exercisable at the date of such termination of service will expire automatically, and (ii) any exercisable Stock Options as of such date held by the Participant may thereafter be exercised by the Participant for a period of three months from the date of such resignation or, in the case of a failure to run for election to an additional term, from (A) the date of such stockholder meeting at which such election of Directors takes place, or (B) until the end of the Exercise Period, whichever is shorter (or such other period as the Committee may specify at grant). If a Participant serving as a Non-Employee Director does not resign and is not offered nomination for an additional term, all Stock Options held by such Participant shall immediately vest on the date that the Participant's service as a Director of the Corporation terminates and such Stock Options shall be exercisable until the end of the Exercise Period for such Stock Options. Notwithstanding any other provision of this Plan, upon removal of a Director by shareholders of the Corporation for cause under applicable state law, all of the Participant's unexercised Stock Options will terminate immediately upon the date of such termination (which date shall be determined by the Committee in its sole discretion) and the Participant shall forfeit all Shares for which the Corporation has not yet delivered share certificates to the Participant. In such event, the Corporation shall refund to the Participant the Exercise Price paid to it, if any, in the same form as it was paid (or in cash at the Corporation's discretion).

     6.12 Incentive Stock Option Limitations.

          (a) To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and/or any other stock option plan of the Corporation or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Stock Options shall be treated as Stock Options which are not Incentive Stock Options.

          (b) To the extent (if any) permitted under Section 422 of the Code, or the applicable rules and regulations promulgated thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Corporation or any Subsidiary is terminated by reason of death, disability, or retirement covered by Section 6.11(a), (b), or (c) of this Plan, and (ii) the portion of the Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections 6.11(a), (b), or (c), applied without regard to the $100,000 limitation currently contained in Section 422(d) of the Code, is greater than the portion of the Stock
Option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422 of the Code, such excess shall be treated as a Nonqualified Stock Option.

          (c) In the event that the application of any of the provisions of Section 6.12(a) or (b) of this Plan is not necessary in order for Stock Options to qualify as Incentive Stock Options, or should additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Corporation.

      6.13 Buy-Out and Settlement Provisions. The Committee may at any time offer to buy-out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

     6.14 No Rights as Stockholder. No Participant or transferee of a Stock Option shall have any rights as a stockholder of the Corporation with respect to any Shares subject to a Stock Option (including without limitation, rights to receive dividends, vote, or receive notice of meetings) prior to the purchase of such Shares by the exercise of such Stock Option as provided in this Plan. A Stock Option shall be deemed to be exercised and the Common Shares thereunder purchased when written notice of exercise has been delivered to the Corporation in accordance with
Section 6.9 of the Plan and the full Exercise Price for the Shares with respect to which the Stock Options is exercised has been received by the Corporation, accompanied with any agreements required by the terms of the Plan and the applicable Award Agreement; provided, however, that if the Participant has been terminated for Cause, only those Common Shares for which a certificate has been delivered to the Participant by the Corporation will be deemed to be purchased by such Participant. Full payment may consist only of such consideration and method of payment allowable under this Article VI of the Plan. No adjustment will be made for a cash dividend or other rights for which the record date precedes the Date of Exercise, except as provided in Section 4.4 of the Plan.

     6.15 Sale of Common Shares Upon Exercise of Stock Option. Unless the Committee provides otherwise in the Award Agreement, Common Shares acquired pursuant to the exercise of Stock Option shall not be subject to any restrictions on transferability under this Plan, except as provided in Section 12.1 of this Plan. With respect to Common Shares acquired pursuant to the exercise of an Incentive Stock Option, a transfer or other disposition of such Common Shares by a Participant (other than by will or the laws of descent and distribution) may not qualify for favorable tax treatment under Section 421(a) of the Code if such transfer or other disposition shall occur before the expiration of the later of (i) the two year period commencing on the Date of Grant of the ISO, or (ii) the one year period commencing on the Date of Exercise of the ISO.

                           ARTICLE VII
                    Stock Appreciation Rights
                    -------------------------

     7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms: (a) in connection with the grant, and exercisable in lieu of Stock Options ("Tandem SARs"), (b) in connection with and exercisable in addition to the grant of Stock Options ("Additive SARs"), (c) independent of the grant of Stock Options ("Freestanding SARs"), or (d) in any combination of the foregoing. Non-Employee Directors may not be granted any SARs under this Plan other than Tandem SARs and Additive SARs.

     7.2  Exercise of Tandem SARs

          (a) Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised.

          (b) Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

     7.3 Exercise of Additive SARs. Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

     7.5  Other Conditions Applicable to SARs.

          (a) No SAR granted under the Plan shall be exercisable until the expiration of at least one year after the Date of Grant, except that such limitation shall not apply (i) in the case of death, disability, or retirement of a Participant covered by Sections 6.11(a), (b), or (c) hereof, (ii) a termination of service covered by the last sentence of Section 6.11(e) hereof, or (iii) as set forth in Article VIII of this Plan. In no event shall the term of any SAR granted under the Plan exceed seven years from the Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR, or (ii) the Exercise Price of the Related Option in the case of either a Tandem SAR or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

          (b) In the event of a termination of service for any reason of death, disability or retirement covered by Section 6.11(a), (b), or (c) of this Plan, or pursuant to the last sentence of Section 6.11(e) hereof, unless otherwise determined by the Committee at grant, all Additive SARs and Freestanding SARs shall be fully vested and thereafter may be exercised by the participant or his or her legal representatives for a period of one year from the date of such termination of service or until the end of the Exercise Period for such SAR, whichever is shorter; provided, however, that the Participant was not involuntarily terminated for Cause. Notwithstanding any other provision of this Plan, upon termination of a Participant's service with the Corporation or it Subsidiaries for Cause, all of the Participant's unexercised Additive SARs and Freestanding SARs will terminate immediately upon the date of such termination as determined in accordance with Section 6.11(d) hereof.

          (c) In the event of a termination of service for any reason other than death, disability or retirement covered by
Section 6.11(a), (b), or (c), or pursuant to the last sentence of
Section  6.11(e)  hereof,  unless  otherwise  determined  by  the

Committee at grant: (i) any Additive SAR and any Freestanding SAR that was not exercised at the date of termination will expire automatically, and (ii) any exercisable Additive SARs and Freestanding SARs will remain exercisable for a period of three months from the date of such termination of service until the end of the Exercise Period for such SAR, whichever is shorter; provided, however, that the Participant was not involuntarily terminated for Cause. Notwithstanding any other provision of this Plan, upon termination of a Participant's service with the Corporation or it Subsidiaries for Cause, all of the Participant's unexercised Additive SARs and Freestanding SARs will terminate immediately upon the date of such termination as determined in accordance with Section 6.11(d) hereof.

     7.6  Payment Upon Exercise of SARs.

          (a) Subject to the provisions of the Award Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Corporation (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercisable by (ii) an amount equal to the excess of:
(A) the Fair Market Value per Share on the Date of Exercise of the SAR over (B) either (x) in the case of a Freestanding SAR, the Fair Market Value per Share on the Award Date of the Freestanding SAR, or (y) the Exercise Price of the Related Option in the case of either a Tandem SAR or Additive SAR.

          (b)   Payment  to  the Participant  shall  be  made  in
(i) Shares, valued at the Fair Market Value of the Date of Exercise, (ii) cash if the Participant has so elected in his written notice of exercise, (iii) a combination thereof, or
(iv) by any other method as the Committee may determine.

     7.7 Non-Transferability of SARs. Except as specifically provided in the Award Agreement, no SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

                          ARTICLE VIII
Restricted Stock, Restricted Stock Units, and Unrestricted Stock
----------------------------------------------------------------
                             Awards
                             ------

     8.1 Awards of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it may determine. Shares of Restricted Stock or RSUs may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Persons to whom, and the time or times at which, grants of Restricted Stock or RSUs will be made. The Committee shall impose such terms and conditions and/or restrictions on any Shares of Restricted Stock or RSUs granted under the Plan as it may deem desirable, including, but not limited to, a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock or each RSU (subject to Section 8.2(c)), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and restrictions under applicable Federal and State securities laws. The Committee also may condition the grant of Restricted Stock or RSUs upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2  Award Agreement for Restricted Stock and RSUs.

          (a) The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Restricted Stock Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award. Each Award Agreement relating to Restricted Stock shall specify the Restricted Period (as defined in Section 8.3(b) below), the conditions to be satisfied prior to removal of such restrictions, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

          (b)   Each  RSU  granted  under  this  Plan  shall   be
evidenced by an Award Agreement that specifies the number of Common Shares to which it relates, any restrictions, vesting periods, or other conditions or requirements to be satisfied as a condition to such RSU becoming payable to the Participant. In no event shall a RSU become payable to a Participant until at least one year shall have transpired from the Award Date.

          (c) Award Agreements relating to Restricted Stock and RSUs shall set forth the purchase price for such Restricted Shares or RSUs, as the case may be, which purchase prices may be equal to or less than their par value and may be zero. Each Restricted Stock and RSU Award Agreement shall contain at least one term, condition, or restriction constituting a "substantial risk of forfeiture" as defined in Sections 83(c) and 409A of the Code.

     8.3   Certain  Conditions and Restrictions.  The  shares  of
Restricted Stock awarded pursuant to this Plan shall be subject to the following minimum restrictions and conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement relating to the Restricted Stock which is the subject of such Award and by paying whatever price (if any) the Committee has designated hereunder.

          (b) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date (the "Restriction
Period"), the Participant shall not be permitted to sell, transfer, pledge, assign, hypothecate, or otherwise dispose of shares of Restricted Stock awarded under this Plan. Such restrictions may be subject to a vesting schedule and/or the satisfaction of other conditions or requirements as the Committee shall impose. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion. No such restrictions shall be removed until the expiration of at least one year after the Award Date, except that such limitation shall not apply as set forth in Article IX of this Plan.

          (c) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The     sale,    transferability,    pledge,
          assignment,    hypothecation,    or     other
          disposition  of  this  certificate  and   the
          shares   of  stock  represented  hereby   are
          subject   to   the   terms   and   conditions
          (including  forfeiture)  of  Coast  Financial
          Holdings, Inc. (the "Corporation") 2006 Stock
          Incentive  Plan,  including  the  rules   and
          administrative procedures adopted pursuant to
          such  plan,  and  an Agreement  entered  into
          between   the   registered  owner   and   the
          Corporation dated ______________. Copies of such Plan and Agreement are on file in the offices of the Corporation at 1301 - 6th
          Avenue West, Suite 300, Bradenton, FL 34205."

          (d) Custody. The Committee may require that the stock certificates evidencing such shares of Restricted Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such Award.

     8.4 Other Restrictions on Restricted Stock. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.5 Lapse of Restrictions on Restricted Stock. Except as otherwise provided in this Article VIII, if and when the
Restriction  Period  expires without a prior  forfeiture  of  the
Restricted   Stock  subject  to  such  Restriction  Period,   the
certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

     8.6    Payment  on  RSUs.   RSUs  that  become  payable   in
accordance with these terms and conditions shall be settled in cash, Common Shares (payable based on the Fair Market Value on the date of the election to settle in Common Shares), or a consideration thereof, as determined by the Committee. Any restrictions, conditions, or other requirements to be satisfied as a condition to payment on a RSU, including any vesting requirements, may be accelerated or waived, in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion.

     8.7   Rights  as  Shareholder.  Except as provided  in  this
Section 8.7 during the Restriction Period, in the case of Restricted Stock, and during the period between the Award Date and the date that a RSU becomes payable in accordance with its terms (the "RSU Vesting Period"), in the case of RSUs,
              ---------------------
Participants
           (a) who hold Restricted Stock shall have full voting rights with respect to such shares as the record owners thereof. RSUs shall have no voting rights.

             (b) who held Restricted Stock and/or RSUs shall be entitled to receive all dividends and other distributions paid with respect to such shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

     8.8 Termination of Employment or Resignation of Director. Subject to the applicable provisions of the Award Agreement and this Article VIII, upon termination of a Participant's employment with, the Corporation or its Subsidiaries for any reason during the Restricted Period or the RSU Vesting Period, as the case may be, all Restricted Shares and RSUs still subject to restriction shall vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant. Unless otherwise provided in the Award Agreement:

          (a)   Termination of Service by Death,  Disability,  or
Retirement. In the event a Participant's employment is terminated during the Restriction Period or the RSU Vesting Period, as the case may be, because of death, disability, or retirement covered by Sections 6.11(a), (b), (c), or (e) of this Plan, any remaining portion of the Restriction Period applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in
Section 8.4 herein, the shares of Restricted Stock shall thereby be released and free of restrictions.

          (b) Termination of Service for Other Reasons. In the event that a Participant terminates his employment of the Corporation or its Subsidiaries during the Restriction Period or the RSU Vesting Period, as the case may be, for any reason other than for death, disability, or retirement, as set forth in Sections 8.8(a) herein, then any shares of Restricted Stock or RSUs still subject to restrictions as of the date of such termination shall automatically be forfeited and, if held by the Participant, returned to the Corporation.

          (c) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the Corporation or its Subsidiaries is involuntarily terminated (other than for cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock or RSUs, based on such factors as the Committee may deem appropriate.

      8.9 Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Corporation within 10 days of filing such election with the Internal Revenue Service.

      8.10 Unrestricted Stock Awards. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant Unrestricted Stock Awards free of restrictions under the Plan to such Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.


                           ARTICLE IX
                        Change of Control
                        -----------------

     9.1  Acceleration of Options; Lapse of Restrictions

          (a)   In  the  event  of a Change  of  Control  of  the
Corporation: (i) each Stock Option and SAR then-outstanding under the Plan shall be fully exercisable, regardless of any unsatisfied vesting requirements established under the terms of the pertinent Award Agreements, and remain so for the duration of the Stock Option as specified in the Award Agreement, (ii) all conditions or restrictions related to grants of Restricted Stock or payments under RSUs shall be deemed to be immediately and fully satisfied and (A) all certificates representing such shares of Restricted Stock shall be released and have any legal removed by the Secretary of the Corporation and thereby become freely transferable, (B) all RSUs shall become payable hereunder and
(iii) all conditions or restrictions related to an Award shall be accelerated or released; all in a manner, in the case of persons subject to Section 16(b) of the Exchange Act, as to conform with the provisions of Rule 16b-3 thereunder.

          (b) Awards that remain outstanding after a Change of Control shall not be terminated as a result of a termination of service covered by Sections 6.11, 7.2, 7.5, or 8.8, and shall continue to be exercisable until the end of the Exercise Period in accordance with their original terms, except in the case of
(i) a Participant's death in which case termination shall occur within one year from the date of death, or (ii) a Participant's termination for Cause in which case the unexercised Stock Option shall terminate as set forth in Section 6.11(d).

          (c) Notwithstanding the foregoing, if any right granted pursuant to this Section 9.1 would make a Change of Control transaction ineligible for pooling of interests accounting treatment under applicable accounting principles that, but for this Section 9.1, would have been available for such accounting treatment, then the Committee shall have the authority to substitute stock for cash which would otherwise be payable pursuant to this Section 9.1 having a Fair Market Value equal to such cash.

           (d)   Any amount required to be paid pursuant to  this
Article IX shall be paid as soon as practicable after the occurrence of a Change of Control as provided in Section 9.3 of this Plan.

     9.2 Definition of Change of Control. For purposes of this Plan, a "Change of Control" is deemed to have occurred if:

          (a) any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than James K. Toomey, his immediate family members (which shall include Mr. Toomey's wife, children, and parents of each of Mr. Toomey and his wife), or any of their respective affiliates ("Toomey Affiliates"), is or becomes, directly or indirectly, the "beneficial owner" (as defined by Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of Directors ("Voting
Securities"); provided, however, that any acquisition by the following will not constitute a Change of Control:

             (i)    the Corporation or any of its Subsidiaries,

             (ii)   any of the Toomey Affiliates,

             (iii) any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or

             (iv) any corporation, bank, or other financial institution with respect to which, following such acquisition, more than 50% of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by the Persons who were the beneficial owners of the Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the Voting Securities; or

          (b) (i) a tender offer or an exchange offer is made to acquire securities of the Corporation whereby following such offer the offerees will hold, control, or otherwise have the direct or indirect power to exercise voting control over 50% or more of the Voting Securities, or (ii) Voting Securities are first purchased pursuant to any other tender or exchange offer.

          (c) as a result of a tender offer or exchange offer for the purchase of securities of the Corporation (other than such an offer by the Corporation for its own securities), or as a result of a proxy contest, merger, consolidation, or sale of assets, or as a result of a combination of the foregoing, during any period of two consecutive years, individuals who, at the beginning of such period constitute the Board, plus any new
Directors of the Corporation whose election or nomination for election by the Corporation's stockholders was or is approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who either were Directors of the Corporation at the beginning of such two year period or whose election or nomination for election was previously so approved (but excluding for this purpose, any individual whose initial assumption of office was or is in connection with the actual or threatened election contest relating to the election of Directors of the
Corporation   (as   such  term  is  used  in   Rule   14a-11   of
Regulation 14A promulgated under the Exchange Act)), cease for any reason during such two year period to constitute at least two-thirds of the members of the Board; or

          (d) the stockholders of the Corporation approve a reorganization, merger, consolidation, or other combination, with or into any other corporation or entity regardless of which entity is the survivor, other than a reorganization, merger, consolidation, or other combination, which would result in the
Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities or of the voting securities of the surviving entity outstanding immediately after such reorganization, merger, consolidation; or other combination; or

          (e) the stockholders of the Corporation approve a plan of liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, or any distribution to security holders of assets of the Corporation having a value equal to 30% or more of the total value of all assets of the Corporation.

     9.3 Occurrence of a Change of Control. A Change of Control will be deemed to have occurred:

          (a)   with  respect to any acquisition referred  to  in
Section 9.2(a) above, the date on which the acquisition of such percentage shall have been completed;

          (b) with respect to a tender or exchange offer, the date the offer referred to in Section 9.2(b)(i) above is made public or when documents are filed with the SEC in connection therewith pursuant to Section 14(d) of the Exchange Act, or the date of the purchase referenced in Section 9.2(b)(ii);

          (c) with respect to a change in the composition of the Board of Directors referred to in Section 9.2(c), the date on which such change is adopted or is otherwise effective, whichever first occurs; or

          (d) with respect to any stockholder approval referred to in Section 9.2(d) or (e), the date of any approval.

     9.4  Application of this Article IX.  The provisions of this
Article IX shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Plan and each Award issued pursuant to this Plan.

                            ARTICLE X
         Amendment, Modification, or Termination of Plan
         -----------------------------------------------

     Insofar as permitted by applicable law, the Board, by resolution, shall have the power at any time, and from time to time, to amend, modify, suspend, terminate or discontinue the Plan or any part thereof including any amendment deemed necessary to ensure that the Corporation may comply with any regulatory requirements referred to in Article XIII. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with
Section 162(m) of the Code and the rules and regulations promulgated thereunder. Such amendment or modification may be without stockholder approval except to the extent that such approval is required by the Code, or pursuant to the rules and regulations under the Section 16 of the Exchange Act, if then applicable, by any national securities exchange or inter-dealer quotation system on which the Shares are then listed, quoted, or reported, by any regulatory authority or board having jurisdiction with respect thereto, or under any applicable laws, rules, or regulations. Notwithstanding the provisions of this
Article X, no termination, amendment, or modification of the Plan, other than those pursuant to Article IV hereof, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant so affected.

                           ARTICLE XI
Modification, Extension, and Renewal of Stock Options and Awards
----------------------------------------------------------------

     Subject to the terms and conditions, and within the limitations, of the Plan, the Committee may modify, extend, or renew outstanding Stock Options, prospectively or retroactively, or accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) granted under the Plan or any other plan of the Corporation or a Subsidiary, and authorize the granting of new Stock Options pursuant to the Plan in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing provisions of this Article XI, (a) no amendment or modification of an Award which adversely affects the Participant shall not be made without the consent of the affected Participant, and (b) no Incentive Stock Option may be modified, amended, extended, or reissued if such action would cause it to cease to be an "Incentive Stock Option" within the meaning of Section 422 of the Code, unless the Participant specifically acknowledges and consents to the tax consequences of such action.

                           ARTICLE XII
                Indemnification of the Committee
                --------------------------------

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall not be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their administration of and responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Committee against any claim, loss, damage, or reasonable expense, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation and its Subsidiaries.

                          ARTICLE XIII
                       General Provisions
                       ------------------

      13.1 Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of a Stock Option unless the exercise of such Stock Option and the issuance and delivery of such Shares pursuant thereto shall comply with, and be subject to the procurement of all approvals, permits, authorizations, and orders required under, all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements  of  any  stock exchange or  inter-dealer  quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. Unless the Shares have been issued to the Participant pursuant to a registration statement declared effective by the SEC, the Committee may require each person purchasing or otherwise acquiring Shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing to the effect that the Participant: (a) is acquiring the Shares for his or her own personal account, for investment purposes only, and not with an intent or a view to distribution within the meaning of Section 2(11) of the Securities Act, and (b) will not sell, assign, pledge, hypothecate, or otherwise dispose of or transfer the Shares to be issued upon exercise of such Stock Option except as permitted by this Plan and except in compliance with the Securities Act and the securities laws of all other applicable jurisdictions, as supported by an opinion of counsel if so requested by the Committee. As a further condition to the issuance of such Shares, the Participant shall provide any other representation, warranty, or covenant as the Committee or its counsel deems necessary under the Securities Act and the securities laws of all other applicable jurisdictions. In addition to any legend required by this Plan, the certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      13.2 Reservation of Shares. The Corporation shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The Corporation shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Corporation to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Corporation's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Corporation to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Corporation of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     13.3  Limitation on Legal Rights.  The establishment of  the
Plan shall not confer upon any Employee or Director any legal or equitable right against the Corporation, except as expressly provided in the Plan.

     13.4 Not a Contract of Employment. This Plan is purely voluntary on the part of the Corporation, and the continuation of the Plan shall not be deemed to constitute a contract between the Corporation and any Participant, or to be consideration for or a condition of the employment or service of any Participant. Participation in the Plan shall not give any Employee or Director any right to be retained in the service of the Corporation or any of its Subsidiaries, nor shall anything in this Plan affect the right of the Corporation or any of its Subsidiaries to terminate any such Employee with or without Cause.

     13.5 Other Compensation Plans. The adoption of the Plan shall not affect any other Stock Option or incentive or other compensation plans in effect for the Corporation or any of its Subsidiaries, nor shall the Plan preclude the Corporation or any Subsidiary from establishing any other forms of incentive or other compensation plan or arrangements for Employees or Directors of the Corporation or any of its Subsidiaries.

     13.6 Assumption by the Corporation. The Corporation or its Subsidiaries may assume options, warrants, or rights to purchase shares issued or granted by other companies whose shares or assets shall be acquired by the Corporation or its Subsidiaries or which shall be merged into or consolidated with the Corporation or its Subsidiaries. The adoption of this Plan shall not be taken to impose any limitations on the powers of the Corporation or its Subsidiaries or affiliates to issue, grant, or assume options, warrants, rights, or restricted shares, otherwise than under this Plan, or to adopt other Stock Option or restricted share plans or to impose any requirements of shareholder approval upon the same.

     13.7 Creditors. The interests of any Participant under this Plan is not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

     13.8  Plan  Binding on Successors.  All obligations  of  the
Corporation  under  this  Plan and any Awards  granted  hereunder
shall   be  binding  upon  any  successor  and  assign   of   the

Corporation, whether the existence of such successor or assign is a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.

     13.9 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Corporation.

     13.10     Withholding.

          (a) Tax Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

          (b) Share Withholding. To the extent the Code requires withholding upon the exercise of Nonqualified Stock Options, or upon the occurrence of any other similar taxable event, the Committee may permit or require, subject to any rules it deems appropriate, the withholding requirement to be satisfied, in whole or in part, with or without the consent of the participant, by having the Corporation withhold Shares having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.

     13.11 Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in the form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     13.12      Costs.   The Corporation shall bear all  expenses
incurred in administrating this Plan, including original issue, transfer, and documentary stamp taxes, and other expenses of issuing the Shares pursuant to Awards granted hereunder.

     13.13 Funding of the Plan. The Company shall not be required to establish or fund any special or separate account or to make any segregation of assets to assure the payment of any Award under the Plan.

     13.14      Singular, Plural; Gender.  Whenever used in  this
Plan, nouns in the singular shall include the plural, and vice versa, and the masculine pronoun shall include the feminine gender.

     13.15       Headings.    Headings  to   the   Sections   and
subsections are included for convenience and reference and do not constitute part of the Plan.

     13.16 Governing Law. This Plan and the actions taken in connection herewith shall be governed, construed, and administered in accordance with the laws of the State of Florida regardless of the law that might otherwise govern under applicable Florida principles of conflicts of laws.

                           ARTICLE XIV
                    Effectiveness of the Plan
                    -------------------------

     This Plan shall become effective on the date that it has been adopted by the Board of Directors and subsequently approved by the Company's Shareholders.

                           ARTICLE XV
                        Term of the Plan
                        ----------------

     Unless sooner terminated by the Board pursuant to Article X hereof, this Plan shall terminate ten (10) years from its effective date and no Awards may be granted after termination, but Awards granted prior to such termination may extend beyond that date. The Board of Directors may terminate this Plan at any time. The termination shall not affect the validity of any Award outstanding on the date of termination.

Date Plan Approved by Board of Directors:  March 28, 2006


/s/ Brian F. Grimes
---------------------------
Secretary Certification

Date Approved by the Shareholders:  May 16, 2006


/s/ Brian F. Grimes
--------------------------
Secretary Certification

                                 [FORM]


Option No.:    2006 --___________       Grant: _________________________

Optionee: _______________________       Exercise Price: ________________

Date of Grant: __________________


                   COAST FINANCIAL HOLDINGS, INC.
                     2006 Stock Incentive Plan


                NONQUALIFIED STOCK OPTION AGREEMENT
                -----------------------------------

     Nonqualified Stock Option Agreement (this "Agreement"), made
                                               -----------
on  the  ____ day of ______________, 200__, by and between  Coast
Financial   Holdings,   Inc.,   a   Florida   corporation    (the
"Corporation") and _____________________ (the "Optionee").
-------------                                 ----------

     1. Grant of Option. Subject to terms and conditions of this Agreement and those set forth in the Coast Financial
Holdings,  Inc.  2006  Stock Incentive  Plan  (the  "Plan"),  the
                                                    ------
Corporation, with the approval and at the direction of its Board of Directors, hereby grants to Optionee an option (the "Option")
                                                        --------
to purchase from the Corporation a total of ______________________ ( __________) shares of common stock,
$5.00  par value per share ("Common Shares" or "Shares"), of  the
                            ---------------    --------
Corporation, at the Exercise Price set forth in this Agreement. The Shares that may be purchased upon the exercise of the Option are sometimes referred to in this Agreement as the "Option"
                                                        --------
Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

     2.    Exercise Price.  The Exercise Price of the  Option  is
$_________ per Option Share.

     3.   Terms of the Option.

          (a)   Type of Option.  The Option is intended to  be  a
nonstatutory  option and is NOT an incentive share option  within
                            ---
the meaning of Section 422 of the Internal Revenue Code.

          (b) Exercise Period. Subject to Section 3(c) of this Agreement, during the period commencing on the Date of Grant and terminating ten (10) years after the Date of Grant (the "Exercise
                                                        ---------
Period"), the Option may be exercised with respect to  all  or  a
-------
portion of the Option Shares (in full Shares) to the extent that the Option has not previously been exercised.

          (c)    Termination  of  Service;  Change  of   Control.
Notwithstanding the provisions of Section 3(b) of this Agreement:

               (i) Termination Of Service By Reason Of Death. If the Optionee's service with the Corporation or its Subsidiaries terminates due to the death of the Optionee, then the Option may be exercised only for a period of one year from the date of such death or until the end of the Exercise Period, whichever period is shorter.

               (ii) Termination Of Service By Reason Of Disability. If the Optionee's service with the Corporation or its Subsidiaries terminates by reason of a permanent and total disability of the Optionee, as determined by the Committee under the Plan, then the Option may be exercised only for a period of one year from the date of such termination of service or until the end of the Exercise Period, whichever is shorter; provided, however, that if the Optionee should die during such one year period, the unexercised portion of the Option shall thereafter be exercisable for a period of one year from the date of death or until the end of the Exercise Period, whichever is shorter.

               (iii) Termination Of Service By Reason Of Retirement. If the Optionee's service with the Corporation or its Subsidiaries terminates by reason of normal or late retirement of the Optionee under any retirement plan of the Corporation or its Subsidiaries, then the Option may be exercised only for a period of three months from the date of such termination of service, or until the end of the Exercise Period, whichever is shorter; provided, however, that if the Optionee should die during such three month period, the unexercised portion of the Option shall thereafter be exercisable for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter.

               (iv)   Director  Resignation  or  Termination   of
          Service. Except as otherwise covered by Sections 3(c)(i), (ii) or (iii) of this Agreement, if the
          Director Optionee's service as a Director of the Corporation terminates by his or her resignation from the Board of Directors (unless such resignation was at the written request of the Board of Directors) or by failing to run for election to an additional term as Director after being offered nomination for such additional term by a nominating or similar committee of the Board of Directors (or in lieu of such committee the entire Board of Directors), then the Option may be exercised only for a period of three months from the date of such resignation or, in the case of a failure to run for election to an additional term, from the date of the stockholder meeting at which such election of Directors takes place (such resignation or stockholder meeting date referenced to herein as "Director Termination Date"), or in either case, until
          ---------------------------
          the end of the Exercise Period, whichever is shorter. Except as otherwise covered by Sections 3(c)(i), (ii), or (iii) of this Agreement, in the event that the Director Optionee does not resign as Director of the Corporation (or resigns at the written request of the Board of Directors) and is removed from office or is not offered nomination for an additional term, then the Option may be exercised until the end of the Exercise Period.

               (v) Change of Control. In the event of a termination of the Optionee following a Change of Control, the Option shall not be terminated as a result of a termination of service covered by Sections 3(c)(i) through 3(c)(iv) of this Agreement, and in each case the Option shall continue to be exercisable in accordance with the original terms of this Agreement, except in the case of the Optionee's death, the Option shall be exercisable only for a period of one year from the date of death or the end of the Exercise Period, whichever is shorter.

     4.   Method of Exercise.

          (a) Notice of Exercise. In order to exercise any portion of this Option, the Optionee shall notify the Corporation in writing of the election to exercise the Option and the number of Option Shares in respect of which the Option is being exercised. Such notice shall be delivered to the Secretary of the Corporation and shall be accompanied with the Exercise Price payable in the manner set forth in Section 4(b) below. The date specified in Optionee's notice as the date of exercise of the Option shall be deemed to be the Date of Exercise; provided, that, such date is at least five (5) days after the giving of such notice and that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date. Otherwise, the Date of Exercise shall be the date on which all conditions for issuance of Option Shares have been satisfied and such Option Shares have been issued by the Corporation. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

          (b) Payment of Exercise Price. The Exercise Price for the Option Shares to be purchased upon exercise of an Option, in whole or in part, shall be paid to the Corporation in full on or before the Date of Exercise. The Exercise Price shall be paid by Optionee in cash or by check deemed acceptable to the Committee. [Optional: Include provisions for cashless exercise or payment with unrestricted Common Shares]

          (c) Failure to Pay or Accept Delivery. If the Optionee fails to pay for any of the Option Shares specified in its notice to exercise or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Committee.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of the Option Shares upon such exercise or the method of payment of consideration for such Option Shares would constitute a violation of any applicable federal or state securities law or any other law or regulation. As a condition to the exercise of this Option, the Corporation may require the
Optionee   to  make  any  representation  or  warranty   to   the
Corporation at the time of exercise of the Option as in the opinion of legal counsel for the Corporation may be required by any applicable law or regulation, including those representations and warranties set forth in Section 13.1 of the Plan. Accordingly, if necessary, the stock certificates for the Option Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

     6. Non-Transferability of Option. Except as otherwise provided by the Plan, this Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

     7. Adjustments Upon Changes in Capitalization or Merger. In the event of changes in the capitalization or organization of the Corporation (including, without limitation, a stock split or a stock dividend) or, if the Corporation is a party to a merger or other corporate reorganization, the number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 4.4 of the Plan.

     8. Term of Option. Unless modified, extended, or renewed in accordance with Article XI of the Plan, this Option may not be exercised after the expiration of the Exercise Period and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     9.    Amendment  of Option.  The Board of Directors  or  the
Committee may amend the Option and Plan at anytime, subject only to the limitations set forth in Articles X and XI of the Plan and by applicable law.

     10. Not Employment or Consulting Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Corporation (or continue as a consultant of the Corporation). This is not an employment or consulting contract.

     11. Income Tax Withholding. The Optionee authorizes the Corporation to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Corporation has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Corporation the amount of any such deficiency in cash within five
(5) days after receiving a written demand from the Corporation to do so, whether or not Optionee is an employee of the Corporation at that time.

     12. Notice. Any notice to the Corporation provided for in this Agreement shall be delivered to the Secretary of the Corporation at the executive offices located at 2412 Cortez Road West, Bradenton, Florida 34207, and any notice to the Optionee shall be delivered to the Optionee at the current address shown on the records of the Corporation. Any notice shall be deemed to be duly given (i) three business days after deposit into the U.S. Mails by registered or certified mail if and when properly addressed, postage prepaid, or (ii) on the date delivered if and when hand delivered to the appropriate address as determined above.

     13. Incorporation by Reference. The Option is granted, and the Option Shares will be issued, pursuant to the Plan, the terms and conditions of which are incorporated herein by reference, and the Options and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     14.     Governing   Laws.    The   validity,   construction,
interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Florida.

                                   COAST FINANCIAL HOLDINGS, INC.
                                   a Florida  corporation

                                   By: _________________________

                                   Name:     Brian P. Peters
                                   Title:    President & CEO

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising


Dated:_________________        OPTIONEE: ________________________
                                         Printed Name


                                         ________________________
                                         Signature

Signature Page to 2006 Nonqualified Stock Option Agreement

                             [FORM]
                       NOTICE OF EXERCISE
                       ------------------
                  OF NONQUALIFIED STOCK OPTION
                  ----------------------------


     The undersigned holder of a Nonqualified Stock Option to purchase Common Shares ("Shares") of Coast Financial Holdings,
                          --------
Inc., a Florida corporation (the "Corporation"), hereby elects to
                                 -------------
purchase, pursuant to the provisions of the Coast Financial Holdings, Inc. 2006 Stock Incentive Plan (the "2006 Plan") and
                                               ------------
the Nonqualified Stock Option Agreement, dated _____________ ____, 20___ (the "NSO Agreement"), by and between the Corporation
                 ---------------
and the undersigned, the following number of such Shares (____________); and requests that a stock certificate for such Shares be issued in the name of, and delivered to
,whose   address  is ___________________________;  and   further
requests, if the number of Shares transferred are not all the Shares that may be acquired pursuant to the unexercised portion of this Nonqualified Stock Option, that a new Nonqualified Stock Option of like tenor for the remaining Shares that may be acquired pursuant to the NSO Agreement be issued and delivered to the undersigned.

      Any capitalized term not defined herein shall have the meaning ascribed to such term in the 2006 Plan.

     The undersigned hereby elects to pay the exercise price for the Shares in the manner set forth herein (check the applicable box): [Note: Revise if cashless exercise is permissible.]

[ ]  Pursuant  to  Section  4(b) of the  NSO  Agreement,  tenders payment by cash or by wire transfer in immediately available
     funds  in the amount of $____________ for      Shares and  $
     for the taxes applicable thereto.

[ ]  Pursuant  to  Section  4(b) of the  NSO  Agreement,  tenders payment by check acceptable to the Bank in same-day funds in
     the  amount  of  $____________  for           Shares  and  $
     for the taxes applicable thereto.

[Optional:   Include provisions for cashless exercise or  payment
     with unrestricted Common Shares]


Dated:________________ _____, 20___

                              Printed Name:______________________

                              Signature:_________________________

                              Address:___________________________



(Signature must conform in all respects to the name of holder as specified in the NSO Agreement.

[FORM]


Option No.:  2006-- ______________   Grant: _____________________

Optionee: ________________________   Exercise Price: ____________

Date of Grant: ___________________



                COAST FINANCIAL HOLDINGS, INC.
                  2006 Stock Incentive Plan


               INCENTIVE STOCK OPTION AGREEMENT
               --------------------------------

     Incentive Stock Option Agreement (this "Agreement"), made on
                                            -----------
the ____ day of ___________________, 200___, by and between Coast
Financial Holdings, Inc., a Florida corporation (the "Corporation") and ____________________ (the "Optionee").
-------------                                ----------
     1. Grant of Option. Subject to terms and conditions of this Agreement and those set forth in the Coast Financial
Holdings,  Inc.  2006  Stock Incentive  Plan  (the  "Plan"),  the
                                                    ------
Corporation, with the approval and at the direction of its Board of Directors, hereby grants to Optionee an option (the "Option")
                                                        --------
to purchase from the Corporation a total of ____________ (_______) shares of common stock, $5.00 par value per share
("Common  Shares"  or  "Shares"),  of  the  Corporation,  at  the
 ----------------      --------
Exercise Price set forth in this Agreement. The Shares that may be purchased upon the exercise of the Option are sometimes referred to in this Agreement as the "Option Shares".
                                               -----------------
Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

     2. Exercise Price. The Exercise Price of the Option is $_______ per Option Share, which price is 100% of the Fair Market Value [or 110% for a 10% stockholder], or par value, if greater than the Fair Market Value, of the Common Shares on the Date of Grant.

     3.   Terms of the Option.

          (a) Type of Option. The Option is intended to be an incentive option within the meaning of Section 422 of the
Internal Revenue Code to the maximum extent permitted by the Code. However, as long as the Code shall provide, to the extent that the Fair Market Value, as of the Date of Grant, of the Common Shares for which this Option becomes exercisable for the first time by the Optionee during the calendar year exceeds $100,000, the portion of the Option that is in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option.

          (b) Exercise Period. Subject to Section 3(c) of this Agreement, during the period commencing on the Date of Grant and terminating ten (10) years after the Date of Grant (the "Exercise
                                                        ---------
Period"), the Option may be exercised with respect to  all  or  a
-------
portion of the Option Shares (in full Shares) to the extent that the Option has not previously been exercised in accordance with the following vesting schedule ("Vesting Schedule"):
                                ------------------

               (i) during the period commencing on the Date of Grant and ending on _________________ ____, 200__, the
          Option may be exercised up to cumulative maximum of 33.33% of the Option Shares;

               (ii) during the period commencing on the _______________ ____, 200__ and ending on
          ______________, 200__, the Option may be exercised up to a cumulative maximum of 66.67% of the Option Shares; and

               (iii)     commencing on _____________ ____, 200__,
          the Option may be exercised in full.

          (c)   Termination  of  Employment; Change  of  Control.
Notwithstanding the provisions of Section 3(b) of this Agreement:

               (i) Termination Of Employment By Reason Of Death. If the Optionee's employment with the Corporation or its Subsidiaries terminates due to the death of the Optionee, then for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of death.

               (ii) Termination Of Employment By Reason Of Disability. If the Optionee's employment with the Corporation or its Subsidiaries terminates by reason of a permanent and total disability of the Optionee, as determined by the Committee under the Plan, then for a period of one year from the date of such termination of employment or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of such termination; provided, however, that if the Optionee should die during such one year period, the unexercised portion of the Option shall thereafter be exercisable, but only to the extend that Optionee was entitled to exercise same under the Vesting Schedule at the time of termination referenced to in this Section 3(c)(ii), for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter. If this Option is exercised after the expiration of the exercise period that apply for purposes of Section 422 of the Code, this Option shall thereafter be treated as a Nonqualified Stock Option under the Plan.

              (iii) Termination Of Employment By Reason Of Retirement. If the Optionee's employment with the Corporation or its Subsidiaries terminates by reason of normal or late retirement of the Optionee under any retirement plan of the Corporation or its Subsidiaries, then for a period of three months from the date of such termination of employment or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of such termination; provided, however, that if the Optionee should die during such three month period, the unexercised portion of the Option shall thereafter be exercisable, but only to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of termination referenced to in this Section 3(c)(iii), for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter. If this Option is exercised after the expiration of the exercise period that apply for purposes of Section 422 of the Code, this Option shall thereafter be treated as a Nonqualified Stock Option under the Plan.

               (iv) Other Termination Of Employment. Except as otherwise provided in Section 3(c)(vi) of this Agreement, if the Optionee's employment with the Corporation or its Subsidiaries terminates for any reason other than death, disability, or retirement covered by Sections 3(c)(i), (ii), or (iii) of this Agreement, then, for a period of three months from the date of such termination of employment or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise under the Vesting Schedule at the time of such termination; provided, however, that the Optionee was not involuntarily terminated by the Corporation for Cause. If the Optionee should die during such three month period, then for a period of one year from the date of death or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of termination referenced in this Section 3(c)(iv). Following the Optionee's termination of employment covered by this Section 3(c)(iv), no additional vesting of the Option shall occur under the Vesting Schedule.

               (v) Termination Of Employment For Cause. Notwithstanding any other provision of this Agreement and except as provided in Section 3(c)(vi), if the
          Optionee's employment with the Corporation or its Subsidiaries is involuntarily terminated by the Corporation or any Subsidiary for Cause, the Option shall terminate immediately and shall be null and void as of the time of such termination of employment. As of the time of termination of employment for Cause, the Option will no longer be exercisable and no Option Shares may be purchased thereunder by the Optionee, and the provisions of Section 6.10(d) of the Plan shall control the procedures governing any exercise of the Option prior to such termination for which no Option Shares have yet been delivered to the Optionee.

               (vi) Change of Control. In the event of a Change of Control, subject to the provisions of the Plan, the Option may be exercised in full, without regard to the Vesting Schedule, following such a Change of Control until the end of the Exercise Period. In the event of a termination of employment of the Optionee following a Change of Control, the Option shall not be terminated as a result of a termination of employment covered by Sections 3(c)(i) through 3(c)(v) of this Agreement and the Option shall continue to be exercisable in accordance with the original terms of this Agreement, except in the case of (A) the Optionee's death, then the Option shall be exercisable only for a period of one year from the date of death or the end of the Exercise Period, whichever is shorter, or (B) the Optionee's termination for Cause in which case the unexercised portion of this Option shall be governed by the provisions set forth in Section 3(c)(v) of this Agreement.

     4.   Method of Exercise.

          (a) Notice of Exercise. In order to exercise any portion of this Option, the Optionee shall notify the Corporation in writing of the election to exercise the Option and the number of Option Shares in respect of which the Option is being exercised. Such notice shall be delivered to the Secretary of the Corporation and shall be accompanied with the Exercise Price payable in the manner set forth in Section 4(b) below. The date specified in Optionee's notice as the date of exercise of the Option shall be deemed to be the Date of Exercise; provided, that, such date is at least five (5) days after the giving of such notice and that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date. Otherwise, the Date of Exercise shall be the date on which all conditions for issuance of Option Shares have been satisfied and such Option Shares have been issued by the Corporation. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

          (b) Payment of Exercise Price. The Exercise Price for the Option Shares to be purchased upon exercise of an Option, in whole or in part, shall be paid to the Corporation in full on or before the Date of Exercise. The Exercise Price shall be paid by Optionee in cash or by check deemed acceptable to the Committee [Optional: Include provisions for cashless exercise or payment with unrestricted Common Shares].

          (c) Failure to Pay or Accept Delivery. If the Optionee fails to pay for any of the Option Shares specified in its notice to exercise or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Committee.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of the Option Shares upon such exercise or the method of payment of consideration for such Option Shares would constitute a violation of any applicable federal or state securities law or any other law or regulation. As a condition to the exercise of this Option, the Corporation may require the
Optionee   to  make  any  representation  or  warranty   to   the
Corporation at the time of exercise of the Option as in the opinion of legal counsel for the Corporation may be required by any applicable law or regulation, including those representations and warranties set forth in Section 13.1 of the Plan. Accordingly, the stock certificates for the Option Shares issued upon exercise of this Option may bear appropriate legends restricting transfer, if necessary.

     6. Sale of Common Shares Upon Exercise of Option. Except as provided in Section 5 of this Agreement, Common Shares acquired pursuant to the exercise of this Option shall not be subject to any restrictions or transferability under the Plan. The undersigned hereby acknowledges that a transfer or other disposition of such Shares by the Optionee (other than by will or the laws of descent and distribution) may not qualify for favorable tax treatment under Section 421(a) of the Code if such transfer or other disposition shall occur before the expiration of the later of: (a) the two year period commencing on the Date of Grant of the Option, or (b) the one year period commencing on the Date of Exercise of the Option.

     7. Non-Transferability of Option. Except as otherwise provided by the Plan, this Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

     8. Adjustments Upon Changes in Capitalization or Merger. In the event of changes in the capitalization or organization of the Corporation (including, without limitation, a stock split or a stock dividend) or, if the Corporation is a party to a merger or other corporate reorganization, the number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 4.4 of the Plan.

     9. Term of Option. Unless modified, extended, or renewed in accordance with Article XI of the Plan, this Option may not be exercised after the expiration of the Exercise Period and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     10.   Amendment  of Option.  The Board of Directors  or  the
Committee may amend the Option and Plan at anytime, subject only to the limitations set forth in Articles X and XI of the Plan and by applicable law.

     11. Not Employment or Consulting Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Corporation (or continue as a consultant of the Corporation). This is not an employment or consulting contract.

     12. Income Tax Withholding. The Optionee authorizes the Corporation to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Corporation has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Corporation the amount of any such deficiency in cash within five
(5) days after receiving a written demand from the Corporation to do so, whether or not Optionee is an employee of the Corporation at that time.

     13. Notice. Any notice to the Corporation provided for in this Agreement shall be delivered to the Secretary of the Corporation at the executive offices located at 2412 Cortez Road West, Bradenton, Florida 34207, and any notice to the Optionee shall be delivered to the Optionee at the current address shown on the records of the Corporation. Any notice shall be deemed to be duly given (i) three business days after deposit into the U.S. Mails by registered or certified mail if and when properly addressed, postage prepaid, or (ii) on the date delivered if and when hand delivered to the appropriate address as determined above.

     14. Incorporation by Reference. The Option is granted, and the Option Shares will be issued, pursuant to the Plan, the terms and conditions of which are incorporated herein by reference, and the Options and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     15.     Governing   Laws.    The   validity,   construction,
interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Florida.



                    [ Signatures on Next Page]

                                   COAST    FINANCIAL   HOLDINGS,
                                   INC.,
                                   a Florida corporation


                                   By: ________________________
                                   Name:     Brian P. Peters
                                   Title:    President & CEO



     The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.



Dated:_______________________   OPTIONEE:________________________
                                         Printed Name



                                         ________________________
                                         Signature








Signature Page to 2006 Incentive Stock Option Agreement

                                [FORM]

                            NOTICE OF EXERCISE
                            ------------------
                        OF INCENTIVE STOCK OPTION
                        -------------------------


     The undersigned holder of an Incentive Stock Option to purchase Common Shares ("Shares") of Coast Financial Holdings, Inc., a Florida corporation (the "Corporation"), hereby elects to purchase, pursuant to the provisions of the Coast Financial Holdings, Inc. 2006 Stock Incentive Plan (the "2006 Plan") and the Incentive Stock Option Agreement, dated _____________ ____, 20___ (the "ISO Agreement"), by and between the Corporation and
the   undersigned,   the   following  number   of   such   Shares
(____________);  and  requests that a stock certificate for  such
Shares   be   issued   in   the  name  of,   and   delivered   to
______________________,whose address is ________________________;
and further requests, if the number of Shares transferred are not all the Shares that may be acquired pursuant to the unexercised portion of this Incentive Stock Option, that a new Incentive Stock Option of like tenor for the remaining Shares that may be acquired pursuant to the ISO Agreement be issued and delivered to the undersigned.

      Any capitalized term not defined herein shall have the meaning ascribed to such term in the 2006 Plan.

     The undersigned hereby elects to pay the exercise price for the Shares in the manner set forth herein (check the applicable box):

     Pursuant to Section 4(b) of the ISO Agreement, tenders payment by cash or by wire transfer in immediately available funds in the amount of $____________ for _______ Shares and $ _____________ for the taxes applicable thereto.

     Pursuant to Section 4(b) of the ISO Agreement, tenders payment by check acceptable to the Bank in same-day funds in the amount of $____________ for _____________ Shares and
     $ ________________ for the taxes applicable thereto.

[Optional:   Include provisions for cashless exercise or  payment
     with unrestricted Common Shares]


Dated:____________________ __________, 20____


                              Printed Name: ______________________

                              Signature: _________________________

                              Address: ___________________________



(Signature must conform in all respects to the name of holder as specified in the ISO Agreement.)